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                         PARTNERS FIRST RECEIVABLES, LLC



                                       and



                     PARTNERS FIRST RECEIVABLES FUNDING, LLC

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                             AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT
                            Dated as of June 26, 1998

                          amending and restating the
                        Receivables Purchase Agreement
                           dated as of May 13, 1998


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                             TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE I
                                DEFINITIONS

      Section 1.1.  Definitions  . . . . . . . . . . . . . . . . . . .    1
      Section 1.2.  Other Definitional Provisions  . . . . . . . . . .    5

                                 ARTICLE II
                   PURCHASE AND CONVEYANCE OF RECEIVABLES

      Section 2.1.  Purchase . . . . . . . . . . . . . . . . . . . . .    6
      Section 2.2.  Addition of Aggregate Addition Accounts  . . . . .    7
      Section 2.3.  Addition of New Accounts . . . . . . . . . . . . .    9
      Section 2.4.  Representations and Warranties . . . . . . . . . .   10
      Section 2.5.  Delivery of Documents  . . . . . . . . . . . . . .   10
      Section 2.6.  Automatic Addition Accounts  . . . . . . . . . . . . 10

                                ARTICLE III
                         CONSIDERATION AND PAYMENT

      Section 3.1.  Purchase Price . . . . . . . . . . . . . . . . . .   11
      Section 3.2.  Adjustments to Purchase Price  . . . . . . . . . .   12
      Section 3.3.  Settlement and Ongoing Payment of Purchase
                     Price . . . . . . . . . . . . . . . . . . . . . .   12

                                  ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

      Section 4.1.  Representations and Warranties of the
                     Seller Relating to the Seller . . . . . . . . . .   13
      Section 4.2.  Representations and Warranties of the
                     Seller Relating to the Agreement
                     and the Receivables . . . . . . . . . . . . . . .   14
      Section 4.3.  Representations and Warranties of the
                     Purchaser . . . . . . . . . . . . . . . . . . . .   16

                                 ARTICLE V
                                 COVENANTS

      Section 5.1.  Covenants of the Seller  . . . . . . . . . . . . .   17
      Section 5.2.  Covenants of the Seller with Respect to
                     Receivables Purchase Agreements . . . . . . . . .   19

                                  ARTICLE VI
                           REPURCHASE OBLIGATION

      Section 6.1.  Reassignment of Ineligible Receivables . . . . . .   20
      Section 6.2.  Reassignment of Securityholders'
                     Interest in Trust Portfolio . . . . . . . . . . .   20

                                ARTICLE VII
                            CONDITIONS PRECEDENT

      Section 7.1.  Conditions to the Purchaser's Obligations
                     Regarding Initial Receivables . . . . . . . . . .   21
      Section 7.2.  Conditions Precedent to the Seller's
                     Obligations . . . . . . . . . . . . . . . . . . .   22

                                ARTICLE VIII
                       TERM AND PURCHASE TERMINATION

      Section 8.1.  Term . . . . . . . . . . . . . . . . . . . . . . .   22
      Section 8.2.  Purchase Termination . . . . . . . . . . . . . . .   22

                                 ARTICLE IX
                          MISCELLANEOUS PROVISIONS

      Section 9.1.  Amendment  . . . . . . . . . . . . . . . . . . . .   23
      Section 9.2.  Governing Law  . . . . . . . . . . . . . . . . . .   24
      Section 9.3.  Notices  . . . . . . . . . . . . . . . . . . . . .   24
      Section 9.4.  Severability of Provisions . . . . . . . . . . . .   24
      Section 9.5.  Assignment . . . . . . . . . . . . . . . . . . . .   24
      Section 9.6.  Acknowledgment and Agreement of the
                     Seller  . . . . . . . . . . . . . . . . . . . . .   24
      Section 9.7.  Further Assurances . . . . . . . . . . . . . . . .   25
      Section 9.8.  No Waiver; Cumulative Remedies . . . . . . . . . .   25
      Section 9.9.  Counterparts . . . . . . . . . . . . . . . . . . .   25
      Section 9.10. Binding; Third-Party Beneficiaries . . . . . . . .   25
      Section 9.11. Merger and Integration . . . . . . . . . . . . . .   26
      Section 9.12. Headings . . . . . . . . . . . . . . . . . . . . .   26
      Section 9.13. Schedules and Exhibits . . . . . . . . . . . . . .   26
      Section 9.14. Survival of Representations and
                     Warranties  . . . . . . . . . . . . . . . . . . .   26
      Section 9.15. Nonpetition Covenant . . . . . . . . . . . . . . .   26




           AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of June 26, 1998, by and between PARTNERS FIRST RECEIVABLES, LLC, a limited liability company organized under the laws of the State of Delaware (the "Seller"), and PARTNERS FIRST RECEIVABLES FUNDING, LLC, a limited liability company organized under the laws of the State of Delaware (the "Purchaser").


                               W I T N E S S E T H

           WHEREAS, the Purchaser and the Seller have entered into a Receivables Purchase Agreement, dated as of January 29, 1998 (the "Original Receivables Purchase Agreement"), which provides for the purchase by the Purchaser from the Seller, and the sale from the Seller to the Purchaser, from time to time, of certain Receivables (as hereinafter defined) purchased by the Seller in the ordinary course of its business from one or more owners of consumer revolving credit card accounts; and

           WHEREAS, the Purchaser and the Seller desire to amend and restate the Original Receivables Purchase Agreement in its entirety as provided herein.

           NOW, THEREFORE, it is hereby agreed by and between the Purchaser and the Seller that the Original Receivables Purchase Agreement be amended and restated as follows:


                                 ARTICLE I

                                DEFINITIONS

           Section 1.1. Definitions. All capitalized terms used herein or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning ascribed thereto in the Pooling and Servicing Agreement; in addition, the following words and phrases shall have the following meanings:

           "Account" shall mean (a) each MasterCard(TM)(1) and VISA(TM)(1) account established pursuant to a Credit Card Agreement between an Account Originator and any Person, which account is identified by account number and by the receivables balance in the computer file, microfiche list or printed list delivered to the Purchaser by the Seller on the Closing Date,
 (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each Transferred Account, but shall exclude (e) any Account that (i) after the Removal Date, the newly generated Receivables in which shall not be assigned to the Purchaser hereunder, (ii) as to which the right, title and interest of the Purchaser in the related Receivables are reassigned to the Seller pursuant to Section
 6.1 or (iii) as to which the right, title and interest of the Trust in the related Receivables are assigned and transferred to the Servicer pursuant to
 Section 3.3 of the Pooling and Servicing Agreement.

 ----------------------
 (1)









   MasterCard and VISA are registered trademarks of MasterCard
       International Incorporated and of VISA USA, Inc., respectively.

           "Account Originator" shall mean the original issuer of the credit card relating to an Account pursuant to a Credit Card Agreement or a purchaser of such Account.

           "Account Owner" shall mean with respect to any Account, the related Account Originator, or if the Account Originator has assigned its interest in the Account, the entity which has acquired such Account.

           "Additional Account" shall mean each New Account, each Aggregate Addition Account and each Automatic Addition Account.

           "Additional Cut-Off Date" shall mean (i) with respect to Aggregate Addition Accounts, the date specified as such in the notice delivered with respect thereto pursuant to Section 2.2,(ii) with respect to New Accounts, the later of the dates on which such New Accounts are originated or designated pursuant to Section 2.3 and (iii) with respect to each Automatic Addition Account, the date from and after which such Automatic Addition Account is to be included as an Account pursuant to
 Section 2.6.

           "Addition Date" shall mean (a) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are to be included as Accounts pursuant to Section 2.2, (b) with respect to New Accounts, the first Distribution Date following the calendar month in which such New Accounts are originated and (c) with respect to each Automatic Addition Account, the date from and after which such Automatic Addition Account is to be included as an Account pursuant to Section 2.6.

           "Addition Notice Date" shall have the meaning specified in
 Section 2.2 of this Agreement.

           "Aggregate Addition Account" shall mean each Eligible Account that is designated pursuant to Section 2.2 to be included as an Account and is identified in the computer file or microfiche list delivered to the Purchaser by the Seller pursuant to Sections 2.1 and 2.5.

           "Agreement" shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

           "Automatic Addition Account" shall mean each Eligible Account which is designated pursuant to Section 2.6 to be included as an account.

           "Capital Ratio" shall mean, as of any date, the ratio (expressed as a percentage) computed by dividing (a) shareholder's equity in the Purchaser by (b) total assets (as shown on the Purchaser's balance sheet prepared in accordance with GAAP) plus the aggregate Invested Amount of Securities which have not been retained by the Purchaser as of such date.

           "Closing Date" shall mean January 29, 1998.

           "Conveyance" shall have the meaning specified in subsection
 2.1(a).

           "Conveyance Papers" shall have the meaning specified in subsection 4.1(c).

           "Credit Adjustment" shall have the meaning specified in Section
 3.2.

           "Debtor Relief Laws" shall mean (i) the Bankruptcy Code of the United States of America and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

           "Finance Charge Receivables" shall mean all Receivables in the Accounts which would be treated as "Finance Charge Receivables" in accordance with the definition for such term in the Pooling and Servicing Agreement.

           "Initial Account" shall mean any Account designated as an "Account" hereunder and as an "Initial Account" under the Pooling and Servicing Agreement on the Closing Date.

           "Insolvency Event" shall have the meaning specified in Section
 8.2.

           "Interchange" shall mean interchange fees payable to an Account Owner in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods and services with respect to the Accounts.

           "Investor Security" shall have the meaning specified in the Pooling and Serving Agreement.

           "Minimum Capital Ratio" shall mean a percentage designated from time to time by the Transferor.

           "Monthly Period" shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.

           "New Account" shall mean each MasterCard and VISA consumer revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to Section 2.3 to be included as an Account and is identified in the computer file or microfiche list delivered to the Purchaser by the Seller pursuant to Sections 2.1 and 2.5.

           "New Principal Receivables" shall have the meaning set forth in
 Section 3.1.

           "Obligor" shall mean, with respect to each Account, each person that would be treated as an "Obligor" in accordance with the definition for such term in the Pooling and Servicing Agreement.

           "Original Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of January 29, 1998, by and between Partners First Receivables, LLC, as Seller, and PFRF, as Purchaser.

           "PFRF" shall mean Partners First Receivables Funding, LLC, a Delaware limited liability company, and its permitted successors and assigns.

           "Pooling and Servicing Agreement" shall mean the Amended and Restated Pooling and Servicing Agreement, dated as of June 26, 1998, among Holdings, as Servicer, PFRF, as Transferor, and the Trustee, and all amendments and supplements thereto.

           "Portfolio Reassignment Price" shall mean the portion of the amount payable by PFRF to the Trustee pursuant to Section 2.6 of the Pooling and Servicing Agreement with respect to the Receivables.

           "Principal Receivables" shall mean all Receivables in the Accounts that would be treated as "Principal Receivables" in accordance with the definition for such term in the Pooling and Servicing Agreement.

           "Receivables Purchase Agreements" shall have the meaning set forth in Section 5.2.

           "Purchase Price" shall have the meaning set forth in Section 3.1.

           "Purchased Assets" shall have the meaning set forth in Section
 2.1.

           "Receivables" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables that become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables. A Receivable shall be deemed to have been created at the end of the Date of Processing of such Receivable.

           "Removed Account" shall mean an Account hereunder that is a "Removed Account" (as such term is defined in the Pooling and Servicing Agreement) that is designated for removal pursuant to Section 2.10 of the Pooling and Servicing Agreement.

           "Repurchase Price" shall have the meaning set forth in Section
 6.1(b).

           "Seller" shall mean Partners First Receivables, LLC, a limited liability company organized under the laws of the State of Delaware, and its successor and assigns.

           "Servicer" shall have the meaning set forth in the Pooling and Services Agreement.

           "Settlement Statement" shall have the meaning set forth in
 Section 3.3.

           "Supplemental Conveyance" shall have the meaning set forth in
 Section 2.5.

           "Transaction Documents" shall mean, the Pooling and Servicing Agreement, the Series 1998-1 Supplement, this Agreement and each
 Receivables Purchase Agreement.

           "Transferred Account" shall mean each account into which an Account shall be transferred provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred.

           "Trust" shall mean the trust created by the Pooling and Servicing Agreement.

           "Trustee" shall mean The Bank of New York, a New York banking corporation, the institution executing the Pooling and Servicing Agreement as, and acting in the capacity of Trustee thereunder, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

           Section 1.2.  Other Definitional Provisions.


           (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

           (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

           (c) All determinations of the principal or finance charge balance of Receivables, and of any collections thereof, shall be made in accordance with the Pooling and Servicing Agreement and all applicable Supplements.


                                 ARTICLE II

                   PURCHASE AND CONVEYANCE OF RECEIVABLES

           Section 2.1.  Purchase.


      (a) By execution of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser (collectively, the "Conveyance"), without recourse except as provided herein, all its right, title and interest in, to and under (i) all of the Receivables in the Accounts and all of the Receivables created in such Accounts following the Closing Date and the Receivables in each Additional Account designated from time to time for inclusion as an Account as of the date of such designation, whether such Receivables shall then be existing or shall thereafter be created and all monies due and or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof, (ii) the right to receive Interchange and Recoveries with respect to such Receivables and (iii) to the extent applicable to the Receivables, each Account Owner Purchase Agreement (the "Purchased Assets").

           (b) In connection with such Conveyance, the Seller agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from the Seller to the Purchaser, (ii) that such financing statements shall name the Seller, as seller, and the Purchaser, as purchaser, of the Receivables and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to the Purchaser as soon as is practicable after filing.

           (c) In connection with such Conveyance, the Seller further agrees that it will, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in its computer files that, in the case of the Initial Accounts or the Additional Accounts, Receivables created in connection with such Accounts have been conveyed to the Purchaser in accordance with this Agreement and have been conveyed by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement for the benefit of the Securityholders by including (or deleting, in the case of newly originated Receivables in Removed Accounts) in such computer files the code identifying each such Account and (ii) on or prior to (w) the Closing Date, in the case of the Initial Accounts, (x) the date that is five Business Days after the applicable Addition Date, in the case of designation of Aggregate Addition Accounts, (y) the date that is 30 days after the applicable Addition Date, in the case of New Accounts, and (z) the date that is five Business Days after the applicable Removal Date, in the case of Removed Accounts, to deliver to the Purchaser a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Closing Date, in the case of the Initial Accounts, the applicable Additional Cut-off Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts, (A) its account number, (B) the aggregate amount outstanding in such Account and (C) the aggregate amount of Principal Receivables in such Account. Each such file or list, as supplemented from time to time to reflect Additional Accounts or Removed Accounts, shall be marked as Schedule I to this Agreement, shall be delivered to the Purchaser, and is hereby incorporated into and made a part of this Agreement. The Seller further agrees not to alter the code referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

           (d) The parties hereto intend that the conveyance of the Seller's right, title and interest in and to the Receivables shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to the Purchaser. It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted and does hereby grant to the Purchaser a first priority perfected security interest, in all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and other Purchased Assets to secure the rights of the Purchaser hereunder and the obligations of the Seller hereunder.

           Section 2.2.  Addition of Aggregate Addition Accounts.

           (a) If, from time to time, the Purchaser becomes obligated to designate Aggregate Addition Accounts (as such term is defined in the Pooling and Servicing Agreement) pursuant to subsection 2.9(a) of the Pooling and Servicing Agreement, then the Purchaser may, at its option, give the Seller written notice thereof on or before the eighth Business Day (the "Addition Notice Date") prior to the Addition Date therefor, and upon receipt of such notice the Seller shall on or before the Addition Date, designate sufficient Eligible Accounts to be included as Additional Accounts so that after the inclusion thereof the Purchaser will be in compliance with the requirements of said subsection 2.9(a). Additionally, subject to subsections 2.9(b) and (c) of the Pooling and Servicing Agreement and subsection 2.2(b), from time to time Eligible Accounts may be designated to be included as Aggregate Addition Accounts, upon the mutual agreement of the Purchaser and the Seller. In either event, the Seller shall have sole responsibility for selecting the Aggregate Addition Accounts; provided, that the selection method employed by the Seller shall not have an Adverse Effect.

           (b) On the Addition Date with respect to any designation of Aggregate Addition Accounts, the Purchaser shall purchase the Seller's right, title and interest in, to and under the Receivables in Aggregate Addition Accounts (and such Aggregate Addition Accounts shall be deemed to be Accounts for purposes of this Agreement), subject to the satisfaction of the following conditions:

           (i)    any Aggregate Addition Accounts shall all be Eligible
      Accounts;

           (ii) the Seller shall have delivered to the Purchaser copies of UCC-1 financing statements covering such Aggregate Addition Accounts, if necessary to perfect the Purchaser's undivided interest in the Receivables arising therein;

           (iii) to the extent required of the Purchaser by Section 4.3 of the Pooling and Servicing Agreement, the Seller shall have deposited in the Collection Account all Collections with respect to such Aggregate Addition Accounts since the Additional Cut-Off Date;

           (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller or any Account Owner shall have occurred nor shall the transfer of the Receivables arising in the Aggregate Addition Accounts to the Purchaser have been made in contemplation of the occurrence thereof;

           (v) solely with respect to Aggregate Addition Accounts designated pursuant to the second sentence of subsection 2.2(a), the Rating Agency Condition shall have been satisfied;

           (vi) the Seller shall have delivered to the Purchaser an Officer's Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (v) above; and

           (vii) the transfer of the Receivables arising in the Aggregate Addition Accounts to the Purchaser and by the Purchaser to the Trust will not result in an Adverse Effect and, in the case of Aggregate Addition Accounts, the Seller shall have delivered to the Purchaser an Officer's Certificate, dated the Addition Date, stating that the Seller reasonably believes that the addition of the Receivables arising in the Aggregate Addition Accounts to the Purchaser and by the Purchaser to the Trust will not have an Adverse Effect.

           Section 2.3.  Addition of New Accounts.


 (a) Upon the mutual agreement of the Purchaser and the Seller, subject to compliance by the Purchaser with the conditions specified in subsections 2.9(d) and (e) of the Pooling and Servicing Agreement and compliance by the Seller with subsection 2.3(b), the Seller may designate newly originated Eligible Accounts to be included as New Accounts. Upon such designation, such New Accounts shall be deemed to be Accounts hereunder. The Seller shall take all actions necessary to comply, or to enable the Purchaser to comply, with the requirements of Section 2.9 of the Pooling and Servicing Agreement and shall cooperate with the Purchaser to enable it to perform with respect to the Receivables in such New Accounts all actions specified in subsections 2.9(d) and (e) of the Pooling and Servicing Agreement.

           (b) On the Addition Date with respect to any New Accounts, the Purchaser shall purchase the Seller's right, title and interest in, to and under the Receivables in New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

           (i)    the New Accounts shall all be Eligible Accounts;

           (ii) the Seller shall have delivered to the Purchaser copies of UCC-1 financing statements covering such New Accounts, if necessary to perfect the Purchaser's interest in the Receivables arising therein;

           (iii) to the extent required of the Purchaser by Section 4.3 of the Pooling and Servicing Agreement, the Seller shall have deposited in the Collection Account all Collections with respect to such New Accounts since the Additional Cut-Off Date;

           (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller or the related Account Owner shall have occurred nor shall the transfer of the Receivables arising in the New Accounts to the Purchaser have been made in contemplation of the occurrence thereof; and

           (v) the transfer of the Receivables arising in the New Accounts to the Purchaser and by the Purchaser to the Trust will not result in the occurrence of a Pay Out Event or a Reinvestment Event.

           Section 2.4. Representations and Warranties. The Seller hereby represents and warrants to the Purchaser as of the related Addition Date as to the matters set forth in Sections 2.2(b)(iv) and (v) above and that, in the case of Additional Accounts, the list delivered pursuant to Section 2.5 below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

           Section 2.5. Delivery of Documents. In the case of the designation of Additional Accounts (other than any Automatic Addition Accounts), the Seller shall deliver to the Purchaser (i) the computer file or microfiche list required to be delivered pursuant to Section 2.1 with respect to such Additional Accounts on the date such file or list is required to be delivered pursuant to Section 2.1 (the "Document Delivery Date") and (ii) a duly executed, written assignment (including an acceptance by the Purchaser, substantially in the form of Exhibit A (the "Supplemental Conveyance"), on the Document Delivery Date. In addition, in the case of the designation of New Accounts, the Seller shall deliver to the Purchaser on the Document Delivery Date an Officer's Certificate confirming, to the extent applicable, the items set forth in clause (i) through (v) of subsection 2.3(b) above.

           Section 2.6. Automatic Addition Accounts. Upon the mutual agreement of the Purchaser and the Seller, subject to the compliance by the Purchaser with the conditions specified in subsection 2.9(h) of the Pooling and Servicing Agreement, the Seller may specify a date (the "Automatic Addition Commencement Date") as of which all Eligible Accounts then in existence or thereafter created shall be included as Accounts. For all purposes of this Agreement, all receivables of such Automatic Addition Accounts shall be treated as Receivables upon their creation. Notwithstanding the foregoing, the Seller may elect at any time, or may be required if the percentages described in Section 2.9(h) of the Pooling and Servicing Agreement are exceeded, to suspend the automatic inclusion in Accounts of new accounts which would otherwise be Automatic Addition Accounts as of any Business Day (the "Automatic Addition Suspension Date"), or terminate any such inclusion as of any Business Day (an "Automatic Addition Termination Date") until a date (the "Restart Date") to be identified in writing by the Seller to the Purchaser at least 10 days prior to such Restart Date. Promptly after an Automatic Addition Suspension Date or any Automatic Addition Termination Date, the Seller shall deliver to the Purchaser a list of all Accounts which have been conveyed to the Purchaser pursuant to this Agreement. Promptly after an Automatic Addition Suspension Date or any Automatic Addition Termination Date, or a Restart Date, the Seller and the Purchaser agree to execute and the Seller agrees to record and file at its own expense either new UCC-1 financing statements or UCC-3 amendments to the existing financing statements, in each case covering all Automatic Addition Accounts.



                                ARTICLE III

                         CONSIDERATION AND PAYMENT

           Section 3.1.  Purchase Price.


           (a) The "Purchase Price" for the Receivables in the Initial Accounts as of the Closing Date conveyed to the Purchaser under this Agreement shall be payable on the Closing Date and shall be an amount equal to 100% of the aggregate balance of Principal Receivables in those Accounts as of the Closing Date, adjusted to reflect such factors as the Seller and the Purchaser mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables. This computation of initial purchase price should assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) to be conveyed to the Purchaser under this Agreement which come into existence after the Closing Date, shall be payable on the Distribution Date following the Monthly Period in which such Receivables are conveyed by the Seller to the Purchaser in an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed (the "New Principal Receivables"), adjusted to reflect such factors as the Seller and the Purchaser mutually agree will result in a Purchase Price determined to be the fair market value of such New Principal Receivables.

           (b) The Purchase Price to be paid by the Purchaser with respect to the Receivables on the Closing Date and with respect to each Receivable created thereafter shall be paid (i) in cash, (ii) with the consent of the Purchaser, by means of capital contributed by the Seller to the Purchaser in the form of a contribution of the Receivables, (iii) with the consent of the Purchaser, by issuance to the Seller of a subordinated note in or substantially in the form of Exhibit B (the "Subordinated Note") or by increase in the amount outstanding thereunder, or (iv) any combination of the foregoing, in each case in accordance with Section 3.3.

           (c) To the extent that the Purchaser shall not have paid before, or shall not have available to it, cash in U.S. dollars in same day funds sufficient to pay (or cause to be paid) to the Seller the Purchase Price for Receivables that have been newly created during any Monthly Period, the remainder of the Purchase Price shall be paid on each Distribution Date by increasing the principal amount of the Subordinated Note by an amount equal to such insufficiency; provided, however, that to the extent that any such increase in the principal amount of the Subordinated Note would cause the Capital Ratio as of the end of the preceding Monthly Period to be less than the Minimum Capital Ratio as of the end of the preceding Monthly Period, Receivables having an outstanding balance of Principal Receivables sufficient to avoid the Capital Ratio being less than the Minimum Capital Ratio shall be deemed contributed to the capital of the Purchaser by the Seller.

           Section 3.2. Adjustments to Purchase Price. The Purchase Price shall be adjusted on each Distribution Date (a "Credit Adjustment") with respect to any Receivable previously conveyed to the Purchaser by the Seller which has since been reversed by the Seller or the Servicer because of a rebate, refund, unauthorized charge or billing error to a cardholder because such Receivable was created in respect of merchandise which was refused or returned by a cardholder or due to the occurrence of any other event referred to in Section 3.9 of the Pooling and Servicing Agreement. The amount of such adjustment shall equal (x) the reduction in the principal balance of such Receivable resulting from the occurrence of such event multiplied by (y) the quotient (expressed as a percentage) of (i) the Purchase Price for Principal Receivables payable on such Distribution Date computed in accordance with Section 3.1 divided by (ii) the Principal Receivables paid for on such date pursuant to such Section. In the event that an adjustment pursuant to this Section 3.2 causes the Purchase Price to be a negative number, the Seller agrees that, not later than 1:00 P.M. New York City time on such Distribution Date, the Seller shall pay to the Purchaser an amount equal to the amount by which the Purchase Price minus the Credit Adjustment would be a negative number.

           Section 3.3. Settlement and Ongoing Payment of Purchase Price. On each Distribution Date under the Pooling and Servicing Agreement, the Seller shall deliver, or cause to be delivered, a settlement statement (the "Settlement Statement") to the Purchaser, showing the aggregate Purchase Price of Receivables conveyed to the Purchaser during the prior Monthly Period, the portion thereof paid in cash, the portion represented by an increase in the Subordinated Note and the portion represented by a capital contribution, and the amount which remains unpaid as Credit Adjustments made with respect to such prior Monthly Period pursuant to Section 3.2 hereof and any adjustment to the Purchase Price of Receivables with respect to such Monthly Period pursuant to Section 6.1 hereof. Any cash balance due from the Purchaser to the Seller shall be paid in cash in immediately available funds to the Seller or the Seller shall convey such amount as a capital contribution to the Purchaser or the outstanding balance of the Subordinated Note shall be increased to reflect such unpaid balance or a combination of the foregoing shall occur, and any balance due from the Purchaser to the Seller be paid in immediately available funds to the Purchaser. To the extent that the Seller has received an amount greater than the Purchase Price of such Receivables, the Seller shall first apply such amount to the payment of the unpaid principal of the Subordinated Note, if any. If, after giving effect to any such payment in respect of the Subordinated Note, the Seller has received an amount greater than the Purchase Price, the Seller shall retain such amounts and, at the option of the Purchaser (x) issue its note to the Purchaser with terms substantially similar to the terms of the Subordinated Note or (y) subject to applicable legal restrictions and the Minimum Capital Ratio, elect to treat such amounts as a dividend or return of capital to the Seller.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

           Section 4.1. Representations and Warranties of the Seller Relating to the Seller. The Seller hereby represents and warrants to, and agrees with, the Purchaser as of the Closing Date and on each Addition Date, that:

           (a) Organization and Good Standing. The Seller is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted as contemplated by the Transaction Documents, and to execute, deliver and perform its obligations under this Agreement.

           (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign limited liability company (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction which requires such qualification except where the failure to so qualify or obtain licenses or approvals would not render any credit card agreement relating to any Account or any Receivables unenforceable by the Purchaser or the Trustee or (ii) have a material adverse effect on the Purchaser or the Securityholders.

           (c) Due Authorization. The execution, delivery and performance of this Agreement, each Receivables Purchase Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance (such other documents or instruments, collectively, the "Conveyance Papers"), and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

           (d) No Conflict. The execution and delivery of this Agreement, each Receivables Purchase Agreement and the Conveyance Papers by the Seller, the performance of the transactions contemplated by this Agreement, each Receivables Purchase Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement, each Receivables Purchase Agreement and the Conveyance Papers will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its properties are bound which would have an Adverse Effect.

           (e) No Violation. The execution, delivery and performance of this Agreement, each Receivables Purchase Agreement and the Conveyance Papers by the Seller and the fulfillment of the terms contemplated herein and therein applicable to the Seller will not conflict with or violate any Requirements of Law applicable to the Seller in a manner which would have an Adverse Effect.

           (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Receivables Purchase Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Receivables Purchase Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, any Receivables Purchase Agreement or the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Receivables Purchase Agreement or the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or Delaware income tax systems.

           (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement, each Receivables Purchase Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement, each Receivables Purchase Agreement or the Conveyance Papers by the Seller have been duly obtained, effected or given and are in full force and effect.

           The representations and warranties set forth in this Section 4.1 shall survive the transfer and assignment of the Receivables to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three Business Days following such discovery.

           Section 4.2. Representations and Warranties of the Seller Relating to the Agreement and the Receivables.

           (a) Representations and Warranties. The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement, as of the Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

           (i) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

           (ii) as of the Closing Date, and as of the related Additional Cut-Off Date with respect to Additional Accounts, Schedule I to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of the Closing Date or such Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Closing Date or such applicable Additional Cut-Off Date, as the case may be, and as of the December 31, 1997, the aggregate amount of Receivables in all the Initial Accounts was $1,914,820,647, of which $1,884,184,263 were Principal Receivables;

           (iii) each Receivable has been conveyed to the Purchaser free and clear of any Lien of any Person (other than Liens permitted under subsection 2.7(b) of the Pooling and Servicing Agreement);

           (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of Receivables to the Purchaser have been duly obtained, effected or given and are in full force and effect;

           (v) this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in the Receivables and the proceeds thereof and the Interchange payable pursuant to this Agreement and the Recoveries payable pursuant to this Agreement or, if this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance, does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Purchaser, which, in the case of existing Receivables and the proceeds thereof and said Recoveries and Interchange, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Purchaser shall have a first priority perfected security or ownership interest in such property and proceeds;

           (vi) on the Closing Date, each Account is an Eligible Account and, in the case of Additional Accounts, on the Additional Cut-Off Date, each related Additional Account is an Eligible Account;

           (vii) on the Closing Date, each Receivable then existing is an Eligible Receivable, and in the case of Additional Accounts, on the applicable Additional Cut-Off Date, each Receivable generated thereunder is an Eligible Receivable;

           (viii) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable;

           (ix) no selection procedures believed by the Seller to be materially adverse to the interests of the Purchaser or the Investor Securityholders have been used in selecting such Accounts; and

           (x) each Receivable is an "account" or a "general intangible" for the purposes of the UCC.

           (b) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the Receivables to the Purchaser. Upon discovery by either the Seller or the Purchaser of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give written notice to the other party, the Trustee and to the Rating Agency within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice. The Seller hereby acknowledges that the Purchaser intends to rely on the representations hereunder in connection with representations made by the Purchaser to secured parties, assignees or subsequent transferees including but not limited to transfers made by the Purchaser to the Trust pursuant to the Pooling and Servicing Agreement and that the Trustee may enforce such representations directly against the Seller.

           Section 4.3. Representations and Warranties of the Purchaser. As of the Closing Date, and on each Addition Date the Purchaser hereby represents and warrants to, and agrees with, the Seller that:

           (a) Organization and Good Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers.

           (b) Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by the Purchaser by all necessary corporate action on the part of the Purchaser.

           (c) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by the Purchaser, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to the Purchaser, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it or any of its properties are bound.

           (d) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by the Purchaser and the fulfillment of the terms contemplated herein and therein applicable to the Purchaser will not conflict with or violate any Requirements of Law applicable to the Purchaser.

           (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Purchaser, threatened against the Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the performance by the Purchaser of its obligations under this Agreement or the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

           (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers have been duly obtained, effected or given and are in full force and effect.

           The representations and warranties set forth in this Section 4.3 shall survive the Conveyance of the Receivables to the Purchaser. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.


                                 ARTICLE V

                                 COVENANTS

           Section 5.1. Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser as follows:

           (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Seller will take no action to cause any Receivable to be evidenced by any instrument other than an instrument that, taken together with one or more other writings, constitutes chattel paper (as such terms are defined in the UCC) and if any Receivable (or underlying receivable) is so evidenced as a result of any action by the Seller it shall be deemed to be an Ineligible Receivable in accordance with Section 6.1(a) and shall be reassigned to the Seller in accordance with Section 6.1(b)

           (b) Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with the Purchaser's ownership of the Receivables or grant, create, incur, assume or suffer to exist any Lien on, any Receivable, whether now existing or hereafter created, or any interest therein, and the Seller shall not claim any ownership interest in the Receivables and shall defend the right, title and interest of the Purchaser in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this section shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables or Participation Interests any Liens for taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this section shall be construed to prevent or be deemed to prohibit the transfer of the Transferor Security and certain other rights of Purchaser as the Transferor under the Pooling and Servicing Agreement in accordance with the terms of this Agreement and any related Supplement.

           (c) Account Allocations. In the event that the Seller is unable for any reason to transfer Receivables to the Purchaser in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 8.2 or any order of any Governmental Authority), then, in any such event, the Seller agrees (except as prohibited by any such order) to allocate and pay to the Purchaser, after the date of such inability, all amounts which the Purchaser is required to allocate and pay to the Trust pursuant to Section 2.11 of the Pooling and Servicing Agreement, and in the same as the Purchaser is required to allocate pay such amounts to the Trust.

           (d) Notice of Liens. The Seller shall notify the Purchaser promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder and under the Pooling and Servicing Agreement.

           (e) Interchange. Not later than 1:00 p.m., New York City time, on each Business Day, the Seller shall deposit or cause to be deposited into the Collection Account, in immediately available funds, (i) the amount of Interchange to be included as Collections of Finance Charge Receivables with respect to the preceding Business Day or (ii) if at any time the Seller cannot identify or cause to be identified the amount of such Interchange, the amount reasonably estimated by the Seller as the amount of such Interchange.

           (f) Documentation of Transfer. The Seller shall undertake to file the documents which would be necessary to perfect and maintain the transfer of the Purchased Assets to the Purchaser.

           (g) Segregation of Accounts. The records of the Seller will be marked to evidence the sale or transfer of the Receivables to the Purchaser and the transfer of the Receivables by the Purchaser to the Trust; provided, however, that the Seller need not segregate the documents or agreements relating to the Accounts and the Receivables from documents or agreements relating to other credit card accounts and receivables.

           Section 5.2. Covenants of the Seller with Respect to Receivables Purchase Agreements. The Seller, in its capacity as purchaser of Receivables from any Account Owner pursuant to a receivables purchase agreement in, or substantially in, the form of this agreement (each a "Receivables Purchase Agreement") hereby covenants that the Seller will at all times enforce the covenants and agreements of the applicable Account Owner in such Receivables Purchase Agreement, including covenants substantially to the effect set forth below:

           (a) Periodic Rate Finance Charges. Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by the related Account Owner to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it shall not at any time take any action which would have the effect of reducing the Portfolio Yield to a level that could be reasonably expected to cause any Series to experience any Pay Out Event or Reinvestment Event based on the insufficiency of the Portfolio Yield or any similar test and except as otherwise required by any Requirements of Law, it shall not take any action which would have the effect of reducing the Portfolio Yield to be less than the highest Average Rate for any Group.

           (b) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and Sections 5.2(a), the related Account Owner may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by
 Section 5.2(a), no Account Owner will take action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action, such Account Owner reasonably believes will have a material adverse effect on the Investor Securityholders.

            The Seller further covenants that it will not enter into any amendments to the Receivables Purchase Agreements or enter into a new Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied. The Seller also further covenants that it will provide prompt written notice to the Rating Agency of any amendment to a Receivables Purchase Agreement to which it is a party.


                                 ARTICLE VI

                           REPURCHASE OBLIGATION

           Section 6.1.  Reassignment of Ineligible Receivables

            (a) In the event any representation or warranty under Section 4.2(a)(ii), (iii), (iv), (vi), (vii), (viii) or (x) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach the Purchaser is required to accept reassignment of Ineligible Receivables previously sold by the Seller to the Purchaser pursuant to Section 2.5(a) of the Pooling and Servicing Agreement, the Seller shall accept reassignment of the Purchaser's interest in such Ineligible Receivables on the terms and conditions set forth in Section 6.1(b).

           (b) The Seller shall accept reassignment of any Ineligible Receivables previously sold by the Seller to the Purchaser from the Purchaser on the date on which such reassignment obligation arises, and shall pay for such reassigned Ineligible Receivables by paying to the Purchaser not later than 3:00 p.m., New York City time on such date, an amount equal to the unpaid principal balance of such Ineligible Receivables plus accrued and unpaid finance charges at the annual percentage rate applicable to such Receivables from the last date billed through the end of the Monthly Period in which such reassignment obligation arises. Upon reassignment of such Ineligible Receivables, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Ineligible Receivables, all monies due or to become due with respect thereto and all proceeds thereof; and such reassigned Ineligible Receivables shall be treated by the Purchaser as collected in full as of the date on which they were transferred. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Ineligible Receivables pursuant to this subsection.

           Section 6.2. Reassignment of Securityholders' Interest in Trust Portfolio. In the event any representation or warranty set forth in
 Section 4.1(a) or (c) or Section 4.2(a)(i) or (a)(v) is not true and correct in any material respect and as a result of such breach the Purchaser is required to accept a reassignment of the Securityholders' Interest in the Receivables previously sold by the Seller to the Purchaser pursuant to Section 2.6 of the Pooling and Servicing Agreement, the Seller shall be obligated to accept a reassignment of the Purchaser's interest in such Receivables on the terms set forth below.

           The Seller shall pay to the Purchaser by depositing in the Collection Account in immediately available funds, not later than 1:00 P.M. New York City time, on the first Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the amount specified in Section 2.6 of the Pooling and Servicing Agreement.


                                ARTICLE VII

                            CONDITIONS PRECEDENT

           Section 7.1. Conditions to the Purchaser's Obligations Regarding Initial Receivables. The obligations of the Purchaser to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

           (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

           (b) All information concerning the Initial Accounts provided to the Purchaser shall be true and correct as of the Closing Date in all material respects;

           (c) The Seller shall have (i) delivered to the Purchaser a computer file or microfiche list containing a true and complete list of all Initial Accounts identified by account number and by the Receivables balance as of the Closing Date and (ii) substantially performed all other obligations required to be performed by the provisions of this Agreement;

           (d) The Seller shall have recorded and filed, at its expense, any financing statement with respect to the Receivables (other than Receivables in Additional Accounts) now existing and hereafter created for the transfer of accounts and general intangibles (each as defined in Section 9-106 of the UCC) meeting the requirements of applicable state law in such manner and in such jurisdiction as would be necessary to perfect the sale of and security interest in the Receivables from the Seller to the Purchaser, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser;

           (e) On or before the Closing Date, the Purchaser and the Trustee shall have entered into the Pooling and Servicing Agreement and the closing under the Pooling and Servicing Agreement shall take place simultaneously with the initial closing hereunder; and

           (f) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

           Section 7.2. Conditions Precedent to the Seller's Obligations. The obligations of the Seller to sell Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

           (a) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

           (b) Payment or provision for payment of the Purchase Price in accordance with the provision of Section 3.1 hereof shall have been made; and

           (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Purchaser copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.


                                ARTICLE VIII

                       TERM AND PURCHASE TERMINATION

           Section 8.1. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Trust as provided in Article XII of the Pooling and Servicing Agreement.

           Section 8.2. Purchase Termination. If the Seller shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Seller in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Seller or for any substantial part of the Seller's property, or for the winding-up or liquidation of the Seller's affairs and, if instituted against the Seller, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or if the Seller shall commence a voluntary case under any Debtor Relief Law, or if the Seller shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or any general assignment for the benefit of its creditors; or the Seller or any subsidiary of the Seller shall have taken any corporate action in furtherance of any of the foregoing actions (each an "Insolvency Event"); then the Seller shall immediately cease to transfer Principal Receivables to the Purchaser and shall promptly give notice to the Purchaser and the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Purchaser of additional Principal Receivables, Principal Receivables transferred to the Purchaser prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be property of the Purchaser available for transfer by the Purchaser the Trust pursuant to the Pooling and Servicing Agreement.


                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS

           Section 9.1. Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Seller in accordance with this Section 9.1. This Agreement and any Conveyance Papers may be amended from time to time by the Purchaser and the Seller (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers, (iv) to change or modify the Purchase Price and (v) to change, modify, delete or add any other obligation of the Seller or the Purchaser; provided, however, that no amendment pursuant to clause (iv) or (v) of this Section 9.1 shall be effective unless the Seller and the Purchaser have been notified in writing that the Rating Agency Condition has been satisfied; provided, further, that such action shall not (as evidenced by an Opinion of Counsel delivered to the Trustee) adversely affect in any material respect the interests of the Trustee or the Investor Securityholders, unless the Trustee shall consent thereto. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to the Rating Agency.

           Section 9.2. Governing Law. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 9.3. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of the Seller, to Partners First Receivables, LLC, at 900 Elkridge Landing Road, Suite 300, Linthicum, Maryland 21090,
 Attention: John R. Soderlund (facsimile no. (410) 855-8599), (b) in the case of the Purchaser, to Partners First Receivables, LLC, at 900 Elkridge Landing Road, Suite 300, Linthicum, Maryland 21090, Attention: John R. Soderlund (facsimile no. (410) 855-8599), (c) in the case of the Trustee, to The Bank of New York at 101 Barclay Street 12E, New York, NY 10286,
 Attention: Corporate Trust Department (facsimile no. (212) [815-5544]); (d) in the case of the Rating Agency, (i) to Moody's, at 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, 4th Floor (facsimile no. (212) 553-4600), (ii) to Standard & Poor's, at 26 Broadway, New York, New York 10004, Attention: Asset Backed Group, 15th Floor (facsimile no. (212) 412-0323), or (iii) to Fitch, at One State Street Plaza, New York, New York, Attention: Structured Finance Department (facsimile no. (212) 480-4438), or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

           Section 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

           Section 9.5. Assignment. Notwithstanding anything to the contrary contained herein, other than the Purchaser's assignment of its rights, title, and interests in, to, and under this Agreement to the Trustee for the benefit of the beneficiaries of the Trust, including the Securityholders as contemplated by the Pooling and Servicing Agreement and
 Section 9.6 hereof, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto; provided, however, the Seller shall have the right to assign its rights, title and interests, in, to and under this Agreement to (i) any successor by merger assuming this Agreement, or (ii) to any other entity, provided that in either case the Rating Agency Condition shall have been satisfied.

           Section 9.6. Acknowledgment and Agreement of the Seller. By execution below, the Seller expressly acknowledges and agrees that all of the Purchaser's right, title, and interest in, to, and under this Agreement, including, without limitation, all of the Purchaser's right, title, and interest in and to the Receivables purchased pursuant to this Agreement, shall be assigned by the Purchaser to the Trustee for the benefit of the beneficiaries of the Trust, including the Securityholders, and the Seller consents to such assignment. The Seller further agrees that notwithstanding any claim, counterclaim, right or setoff or defense which it may have against the Purchaser, due to a breach by the Purchaser of this Agreement or for any other reason, and notwithstanding the bankruptcy of the Purchaser or any other event whatsoever, the Seller's sole remedy shall be a claim against the Purchaser for money damages and, then only to the extent of funds received by the Purchaser pursuant to the Pooling and Servicing Agreement, and in no event shall the Seller assert any claim on or any interest in the Receivables or any proceeds thereof or take any action which would reduce or delay receipt by Securityholders of collections with respect to the Receivables. Additionally, the Seller agrees for the benefit of the Trustee that any amounts payable by the Seller to the Purchaser hereunder which are to be paid by the Purchaser to the Trustee for the benefit of the Securityholders shall be paid by the Seller on behalf of the Purchaser, directly to the Trustee.

           Section 9.7. Further Assurances. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Trustee more fully to effect the purposes of this Agreement, the Conveyance Papers and the Pooling and Servicing Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

           Section 9.8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Subject to Section 9.6, the rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 9.9. Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

           Section 9.10. Binding; Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee shall be considered a third-party beneficiary of this Agreement.

           Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

           Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

           Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

           Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance, shall remain operative and in full force and effect and shall survive conveyance of the Receivables by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement.

           Section 9.15. Nonpetition Covenant. The Seller hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all Investor Securities of all Series, it will not institute against or join any other Person in instituting against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.



           IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.



                            PARTNERS FIRST RECEIVABLES, LLC







                            By:____________________________________

                               Name:  Harry G. Pappas

                               Title: Chief Financial Officer




                            PARTNERS FIRST RECEIVABLES FUNDING, LLC



                            By:____________________________________
                               Name:  Mark J. Norwicz
                               Title: Treasurer




                                                                  EXHIBIT A

                      FORM OF SUPPLEMENTAL CONVEYANCE

                         As required by Section 2.5 of
                       the Receivables Purchase Agreement


           SUPPLEMENTAL CONVEYANCE No. __ dated as of______, 19 __, by and between PARTNERS FIRST RECEIVABLES, LLC, as Seller (the "Seller"), and PARTNERS FIRST RECEIVABLES FUNDING, LLC (the "Purchaser"), pursuant to the Receivables Purchase Agreement referred to below.


                                   WITNESSETH

           WHEREAS, the Seller and the Purchaser are parties to a Receivables Purchase Agreement, dated as of January 29, 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Receivables Purchase Agreement");

           WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and the Seller wishes to convey its right, title and interest in the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Purchaser pursuant to the Receivables Purchase Agreement (as each such term is defined in the Receivables Purchase Agreement or if not defined therein, as defined in the Pooling and Servicing Agreement); and

           WHEREAS, the Purchaser is willing to accept such designation and conveyance subject to the terms and conditions hereof.

           NOW, THEREFORE, the Seller and the Purchaser hereby agree as follows:

           1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

           "Addition Date" shall mean, with respect to the Additional
 Accounts designated hereby,              , 19  .

           "Additional Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby, _________ __, 19__.

           2. Designation of Additional Accounts. The Seller delivers herewith a computer file or microfiche list containing a true and complete schedule identifying all such Additional Accounts and specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such computer file, microfiche list or other documentation shall be as of the date of this Supplemental Conveyance incorporated into and made part of this Supplemental Conveyance and is marked as Schedule I to this Supplemental Conveyance.

           3.  Conveyance of Receivables.

           (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse except as provided in the Receivables Purchase Agreement, all its right, title and interest in, to and under (i) the Receivables generated by such Additional Accounts, now existing at the close of business on the Additional Cut-Off Date and hereafter created until termination of the Receivables Purchase Agreement, all monies due or to become due and all amounts received with respect thereto and all "proceeds" (including, without limitation, "proceeds" as defined in Article 9 of the UCC) thereof and (ii) the right to receive Interchange and Recoveries with respect to such Receivables.

           (b) In connection with such sale, the Seller agrees to record and file, at its own expense, one or more financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables, now existing and hereafter created, for the transfer of accounts and general intangibles meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of and the security interest in the Receivables to the Purchaser, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to the Purchaser.

           (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files or microfiche list that all Receivables created in connection with the Additional Accounts designated hereby have been conveyed to the Purchaser pursuant to this Supplemental Conveyance.

           4. Acceptance by the Purchaser. The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Purchaser pursuant to Section 3(a) of this Supplemental Conveyance, and declares that it shall maintain such right, title and interest. The Purchaser further acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, the Seller delivered to the Purchaser the computer file or microfiche list described in Section 2 of this Supplemental Conveyance.

           5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as of the date of this Supplemental Conveyance and as of the Addition Date that:

           (a) Legal, Valid and Binding Obligation. This Supplemental Conveyance constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

           (b) Eligibility of Accounts. On the Additional Cut-Off Date, each Additional Account designated hereby is an Eligible Account;

           (c) No Liens. Each Receivable in an Additional Account designated hereby has been conveyed to the Purchaser free and clear of any Lien (other than Liens permitted under subsection 2.7(b) of the Pooling and Servicing Agreement);

           (d) Eligibility of Receivables. On the Additional Cut-Off Date, each Receivable existing in an Additional Account designated hereby is an Eligible Receivable and as of the date of creation of any Receivable in an Additional Account designated hereby, such Receivable is an Eligible Receivable;

           (e) Selection Procedures. No selection procedure believed by the Seller to be adverse to the interests of the Purchaser or the Investor Securityholders was utilized in selecting the Additional Accounts;

           (f) Transfer of Receivables. This Supplemental Conveyance constitutes a valid sale, transfer and assignment to the Seller of all right, title and interest of the Seller in the Receivables arising in the Additional Accounts designated hereby now existing or hereafter created, all monies due or to become due and all amounts received with respect thereto and the "proceeds" (including, without limitation, "proceeds" as defined in Article 9 of the UCC) thereof and the Interchange and the Recoveries with respect thereto;

           (g) No Conflict. The execution and delivery of this Supplemental Conveyance, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound;

           (h) No Violation. The execution and delivery of this Supplemental Conveyance by the Seller, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof applicable to the Seller will not conflict with or violate any Requirements of Law applicable to the Seller;

           (i) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance; and

           (j) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Seller in connection with the execution and delivery of this Supplemental Conveyance by the Seller and the performance of the transactions contemplated by this Supplemental Conveyance by the Seller, have been obtained.

           6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement", to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

           7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

           8. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

           9. Nonpetition Covenant. The Seller hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all Investor Securities of all Series, it will not institute against or join any other Person in instituting against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.



      IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.


                             PARTNERS FIRST RECEIVABLES, LLC





                             By:____________________________________

                                Name:_______________________________

                                Title:______________________________







                             PARTNERS FIRST RECEIVABLES FUNDING, LLC





                             By:____________________________________

                                Name:_______________________________

                                Title:______________________________





                                                   Schedule I to
                                                   Supplemental
                                                   Conveyance



                               Additional Accounts



                                                                  EXHIBIT B


                             FORM OF REVOLVING NOTE

                                 REVOLVING NOTE


 This Revolving Note, dated as of January 29, 1998, by PARTNERS FIRST RECEIVABLES FUNDING, LLC, a Delaware limited liability company (the "Borrower") to PARTNERS FIRST RECEIVABLES, LLC, a Delaware limited liability company (the "Lender").

 The Lender and the Borrower have entered into a Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of January 29, 1998 providing for the purchase from time to time by the Borrower of certain receivables generated from time to time in a portfolio of consumer open end credit card accounts (the "Receivables"). Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

      1. The Note. For value received, the Borrower hereby promises to pay to the order of the Lender at its offices at 900 Elkridge Landing Road, Suite 700, Linthicum, MD 21640-2025, the principal amount of all Loans (as hereinafter defined) made by the Lender to the Borrower from time to time under the terms of this Note as remains unpaid, as shown in the schedule attached hereto and any continuations thereof, on the day which is one year and a day after the payment in full of the Transferor Amount and all Invested Amounts of each Series issued pursuant to the Pooling and Servicing Agreement (the "Maturity Date"). The Borrower shall pay interest on the unpaid principal amount of the Loans as provided herein.

      2. The Loans. a From time to time between the date of this Note and the Maturity Date, and subject to the restrictions on lending under this Note contained in the Receivables Purchase Agreement, the Lender may lend to the Borrower additional sums (each a "Loan" and, together with the Initial Loan, the "Loans"), as provided herein.


     3. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans outstanding shall be evidenced by this Note and the schedule attached hereto. The Lender is hereby authorized to endorse on the schedule or on a continuation of such schedule, appropriate notations regarding each Loan evidenced by this Note; provided, however, that the failure to make, or error in making, any notation shall not limit or otherwise affect the obligation of the Borrower hereunder. When the Borrower requests a Loan in connection with the acquisition of any Receivables, the Borrower shall notify the Lender by telephone specifying the amount and the date on which such Loan is requested. Unless otherwise specified, the maturity of each such Loan shall be the Maturity Date.


      4. The Lender agrees that on each Distribution Date, the Lender shall determine whether the Capital Ratio as of the end of the preceding Monthly Period equaled or exceeded the Minimum Capital Ratio. If, as of any such date, the Capital Ratio was less than the Minimum Capital Ratio, from and after the date of such determination the Lender shall not increase the principal amount of this Revolving Note until the Capital Ratio is at least equal to the Minimum Capital Ratio.


      5. Interest. Each Loan shall bear interest which shall be calculated as the arithmetic mean of the beginning and ending principal balances for such month, from the date hereof until this Revolving Note is fully paid, at a monthly rate equal to one-twelfth of the Federal Funds rate near closing bid as published in the Wall Street Journal on the 15th of that month, or the next Business Day if the fifteenth is not a Business Day. Interest shall be due and payable semi-annually on the last day of June and December of each year (each, an "Interest Payment Date"), commencing on June 30, 1998. Interest is based on twelve 30-day months.


      6. Payment. The Lender shall be entitled to and may require the Borrower to, make a payment of the loans, in whole or in part, on any day upon providing one Business Day's written notice to the Borrower.


      7. Subordination of Obligations. The Lender irrevocably agrees that the obligations of the Borrower under this Note with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all Senior Indebtedness, that such obligations may only be satisfied to the extent of cash or other assets of the Borrower then available for such purpose after giving effect to all required payments in respect of Senior Indebtedness, and that such obligations shall not constitute a claim against the Borrower at any time that, and for so long as, cash or such other assets available therefor are insufficient. "Senior Indebtedness" means the principal of and interest, including post-default interest, on any indebtedness of or guaranteed by the Borrower, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed for money borrowed or for the deferred purchase price of property purchased by any person including, for this purpose, all obligations of the Borrower under capitalized leases or purchase money mortgages, and, in each such case, all renewals, extensions and refundings thereof including, without limitation, all obligations of the Borrower arising under or in respect of the Pooling and Servicing Agreement; provided, however, that Senior Indebtedness shall not include any obligation of or guarantee by the Borrower, whether outstanding or guaranteed on the date hereof of thereafter created, incurred, assumed or guaranteed that by agreement, operation of law or by its terms is subordinate in right of payment to this Note. In the event of the appointment of a receiver or trustee of the Borrower or in the event of its insolvency, bankruptcy, assignment for the benefit of creditors or reorganization, whether or not pursuant to the bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, the Lender shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Borrower until all claims of all other present and future creditors of the Borrower, whose claims are senior hereto, have been fully satisfied, or provisions have been made therefor.


      8. Acceleration Upon Certain Events. The Borrower's obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, but payment of the same shall remain subordinate as hereinabove set forth.


      9. Effect of Default. Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payments shall remain subordinated as hereinabove set forth.


      10. Upon Whom Binding. The provisions of this Note shall be binding upon the Lender, its successors and assigns and upon the Borrower.


      11. GOVERNING LAW. THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE UNDER, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE IN ALL RESPECTS.


      12. Cancellation. This Note shall not be subject to cancellation by either party.


      13. No Security. The Lender agrees that it is not taking and will not take or assert as security for the payment of this Note any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Borrower or any property in which the Borrower may have an interest, which is or at any time may be in possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of this Note in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the Borrower and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise), shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this Note.


      14. Assignment. This Note shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.


      15. No Bankruptcy Petition Against the Borrower. The Lender (in its capacity as Lender, but in no other capacity), by its acceptance of this Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Transferor Amount and all Invested Amounts of all Series issued pursuant to the Pooling and Servicing Agreement, it will not institute against or join any other Person in instituting against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.



 IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers or employees thereunto duly authorized and directed by appropriate corporate authority.


                            PARTNERS FIRST RECEIVABLES FUNDING, LLC




                            By:____________________________
                            Title:_________________________


                            THE TERMS AND CONDITIONS HEREOF
                            ARE HEREBY ACKNOWLEDGED AND ACCEPTED:


                            PARTNER FIRST RECEIVABLES, LLC



                            By:____________________________
                            Title:_________________________



                                    SCHEDULE

 Principal Amount of Loan                               Date




                                                                 Schedule I



                              LIST OF ACCOUNTS

                      DEEMED INCORPORATED BY REFERENCE